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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Chandler Insurance Company, Ltd. (the "Company") on Form S-8 of our report dated February 11, 2000, which contains an explanatory paragraph relating to legal proceedings involving the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
December 29, 2000